                                                                    EXHIBIT 99.3

                                 FORM OF PROXY
                              ACCELGRAPHICS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING JUNE 26, 1998

     The undersigned stockholder of AccelGraphics, Inc. (the "Company") acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement/Prospectus, each dated May 15, 1998, and the undersigned revokes all prior proxies and appoints Jeffrey W. Dunn and Nancy E. Bush, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the Annual Meeting of stockholders of AccelGraphics, Inc., to be held on June 26, 1998, at 9:30 a.m. at the Sheraton San Jose, 1801 Barber Lane, Milpitas, California, 95035, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion upon such other matter or matters that may properly come before the meeting and any postponements or adjournment(s) thereof, and instructs said proxies to vote as follows:

1. ELECTION OF CLASS I DIRECTORS OF THE COMPANY FOR A TERM EXPIRING AT THE EARLIER OF CONSUMMATION OF THE MERGER (DEFINED BELOW) OR THE ANNUAL MEETING OF COMPANY STOCKHOLDERS TO BE HELD IN 2001.
     NOMINEES: DAVID E. GOLD; PETER L. WOLKEN

  [_]FOR ALL    [_]WITHHOLD ALL   [_]FOR ALL(Except Nominee(s) written below)

                       --------------------------------

2. TO APPROVE AND ADOPT (A) THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 22, 1998 (THE "MERGER AGREEMENT") BETWEEN THE COMPANY AND EVANS & SUTHERLAND COMPUTER CORPORATION, A UTAH CORPORATION ("E&S"), PURSUANT TO WHICH THE COMPANY WILL MERGE (THE "MERGER") WITH AND INTO E&S MERGER CORP., A UTAH CORPORATION AND WHOLLY-OWNED SUBSIDIARY OF E&S, AND (B) THE MERGER:

                      [_]FOR    [_]AGAINST    [_]ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

          THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF EACH OF THE CLASS I DIRECTORS, (2) FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER AND (3) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                            Dated this___day of________,1998


                                            ________________________________
                                            Signature of Stockholder


                                            ________________________________
                                            Signature of stockholder

                                            Please sign exactly as your name or
                                            names appear hereon. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            full title as such. If shares are
                                            held jointly, each holder should
                                            sign.

     PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE
                              ENCLOSED ENVELOPE.